     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2002
                                                    REGISTRATION NO.  333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                          MAGNUM HUNTER RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                            1311                    87-0462881
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)     Classification Code Number)   Identification No.)

                                   ----------
                     600 EAST LAS COLINAS BLVD., SUITE 1100
                               IRVING, TEXAS 75039
                                 (972) 401-0752
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                                   ----------
                               MORGAN F. JOHNSTON
                  Vice President, General Counsel and Secretary
                     600 East Las Colinas Blvd., Suite 1100
                               Irving, Texas 75039
                            Telephone: (972) 401-0752
                            Facsimile: (972) 443-6470
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   COPIES TO:

                                DAVID E. MORRISON
                                MATTHEW D. PIPES
                           FULBRIGHT & JAWORSKI L.L.P.
                          2200 Ross Avenue, Suite 2800
                               Dallas, Texas 75201
                            Telephone: (214) 855-8000
                            Facsimile: (214) 855-8200
                                   ----------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-83376

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   ----------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
               REGISTERED                    REGISTERED(1)           UNIT(1)                PRICE(1)          REGISTRATION FEE(1)
 ---------------------------------------     -------------      ------------------     ------------------     -------------------
Warrants to purchase common stock          394,365 warrants            N/A                    N/A                    N/A
Common stock, $0.002 par value per share          --                    --                     --                     --
=================================================================================================================================

(1) The underlying shares of common stock were registered under Magnum Hunter's Registration Statement on Form S-3, as amended (File No. 333-83376), filed with the Securities and Exchange Commission on February 25, 2002, and the full amount of the registration fee was paid at that time. No additional shares of common stock are being registered at this time.

   THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

================================================================================

                                EXPLANATORY NOTE

         This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of Magnum Hunter's registration statement on Form S-3, as amended (File No. 333-83376) filed on February 25, 2002, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBIT INDEX

      EXHIBIT
      NUMBER                               DESCRIPTION
      -------                              -----------

        4.1+         Warrant Agreement by and between Midland Resources, Inc.
                     and Stock Transfer Company of America, Inc., as warrant agent, dated November 1, 1990 (includes form of warrant certificate)

        4.2+ Warrant Agreement by and between Vista Energy Resources, Inc. and American Stock Transfer & Trust Company, as warrant agent, dated October 28, 1998 (includes form of warrant certificate)

        5.1**        Opinion of Fulbright & Jaworski L.L.P.

       23.1**        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                     5.1)

       23.2*         Consent of Deloitte & Touche LLP

       23.3*         Consent of Deloitte & Touche LLP

       23.4*         Consent of Ernst & Young LLP

       23.5*         Consent of Ryder Scott Company, L.P.

       23.6*         Consent of DeGolyer and MacNaughton

       23.7*         Consent of Cawley Gillespie & Associates, Inc.

       23.8*         Consent of Netherland, Sewell & Associates, Inc.

       23.9*         Consent of Pollard, Gore & Harrison

       24.1+         Powers of Attorney (included on signature page)

       99.1+         Consent of Person About to Become a Director - James R.
                     Latimer III

       99.2+         Consent of Person About to Become a Director - Robert
                     Kelley

----------

 * Filed herewith

** Incorporated by reference to exhibits to Magnum Hunter's Post-Effective Amendment to Registration Statement on Form S-3 (File No. 333-83376) filed with the Securities and Exchange Commission on July 10, 2002.

+ Incorporated by reference to exhibits to Magnum Hunter's Registration Statement on Form S-3, as amended (File No. 333-83376) filed with the Securities and Exchange Commission on February 25, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on July 10, 2002.

                                       MAGNUM HUNTER RESOURCES, INC.
                                       (Registrant)

                                       By: /s/ Gary C. Evans
                                          --------------------------------------
                                          Gary C. Evans,
                                          Chairman of the Board, President,
                                          Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                      TITLE                                  DATE
                                                 Chairman of the Board, President,                July 10, 2002
   /s/ Gary C. Evans                            Chief Executive Officer and Director
---------------------------------------             (Principal Executive Officer)
Gary C. Evans
                                                                                                  July 10, 2002
                                                     Senior Vice President and
   /s/ Chris Tong                                     Chief Financial Officer
---------------------------------------            (Principal Financial Officer)
Chris Tong

   /s/ David S. Krueger                     Vice President and Chief Accounting Officer           July 10, 2002
---------------------------------------            (Principal Accounting Officer)
David S. Krueger

   /s/ Gerald W. Bolfing*                                     Director                            July 10, 2002
---------------------------------------
Gerald W. Bolfing

   /s/ Jerry Box*                                             Director                            July 10, 2002
---------------------------------------
Jerry Box

   /s/ Robert Kelley                                          Director                            July 10, 2002
---------------------------------------
Robert Kelley

   /s/ James R. Latimer III                                   Director                            July 10, 2002
---------------------------------------
James R. Latimer III

   /s/ Matthew C. Lutz*                                       Director                            July 10, 2002
---------------------------------------
Matthew C. Lutz

   /s/ John H. Trescot, Jr.*                                  Director                            July 10, 2002
---------------------------------------
John H. Trescot, Jr.

   /s/ James E. Upfield*                                      Director                            July 10, 2002
---------------------------------------
James E. Upfield

By: /s/ Gary C. Evans
   ------------------------------------
Gary C. Evans, Attorney-in-Fact

                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER                               DESCRIPTION
      ------                               -----------
        4.1+         Warrant Agreement by and between Midland Resources, Inc.
                     and Stock Transfer Company of America, Inc., as warrant
                     agent, dated November 1, 1990 (includes form of warrant
                     certificate)

        4.2+         Warrant Agreement by and between Vista Energy Resources,
                     Inc. and American Stock Transfer & Trust Company, as warrant agent, dated October 28, 1998 (includes form of warrant certificate)

        5.1**        Opinion of Fulbright & Jaworski L.L.P.

       23.1**        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                     5.1)

       23.2*         Consent of Deloitte & Touche LLP

       23.3*         Consent of Deloitte & Touche LLP

       23.4*         Consent of Ernst & Young LLP

       23.5*         Consent of Ryder Scott Company, L.P.

       23.6*         Consent of DeGolyer and MacNaughton

       23.7*         Consent of Cawley Gillespie & Associates, Inc.

       23.8*         Consent of Netherland, Sewell & Associates, Inc.

       23.9*         Consent of Pollard, Gore & Harrison

       24.1+         Powers of Attorney (included on signature page)

       99.1+         Consent of Person About to Become a Director - James R.
                     Latimer III

       99.2+         Consent of Person About to Become a Director - Robert
                     Kelley

----------

 * Filed herewith

** Incorporated by reference to exhibits to Magnum Hunter's Post-Effective Amendment to Registration Statement on Form S-3 (File No. 333-83376) filed with the Securities and Exchange Commission on July 10, 2002.

+ Incorporated by reference to exhibits to Magnum Hunter's Registration Statement on Form S-3, as amended (File No. 333-83376) filed with the Securities and Exchange Commission on February 25, 2002